Exhibit 23.1

                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 22, 1999, incorporated by reference in Neopharm, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, as amended, and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
June 10, 1999